Exhibit (c)(5)

Deutsche Bank CONFIDENTIAL Corporate Banking & Securities

Discussion materials

May 2013

Deutsche Bank Securities Inc., a subsidiary of Deutsche Bank AG, conducts investment banking and securities activities in the United States.

Recent share price performance

Prices Last 12 month performance

Current(a) $11.13 $15.00 20.0 1 day prior to share buyback 10.43 $14.00 announcement

16.0

Average prices $13.00 Avg. VWAP $12.00

$11.13 12.0 1 week $11.11 $11.14

$11.00

1	month 10.79 10.78 Volume Price n (i
3	month 10.86 10.86 $10.00m

8.0 m) 12 month 11.16 11.17

$9.00

$8.00

4.0

$7.00

$6.00 0.0

May-12 Jun-12 Aug-12 Sep-12 Nov-12 Dec-12 Feb-13 Mar-13 May-13

Volume Price

(a)	Share price data as of May 20, 2013 close.

Source: Factset

Deutsche Bank 1 Corporate Banking & Securities

Current trading comparables

($ in millions, except per share figures)

Current Market Net Enterprise 2013E TEV / Company price(a) Capitalization debt value (TEV) EBITDA EBITDA

Chiquita $9.91 $474 $562 $1,036 $145 7.2x Fresh Del Monte $27.17 1,572 125 1,698 193 8.8x Fyffes € 0.68 203 (9) 194 36 5.5x

Peer average 7.1x Peer median 7.2x

Dawn (Guidance) $11.13 $1,002 $440 $1,442 $150 9.6x Dawn (Street) $11.13 1,002 440 1,442 141 10.2x

Dawn % premium to peer average (Guidance) 34.5% Dawn % premium to peer median (Guidance) 34.2% Dawn % premium to peer average (Street) 43.3% Dawn % premium to peer median (Street) 42.9%

(a)	Share price data as of May 20, 2013 close.

Source: Factset, Company filings

Deutsche Bank 2 Corporate Banking & Securities

Dawn current year EBITDA multiple over time

Average multiples Since IPO

1	month 9.9x 12.0x 1 year 8.1x 2 year 7.1x 11.0x

Current: 10.2x

3	year 6.8x

10.0x Since IPO 6.7x

mutliple 9.0x

TDA 8.0x

E BI

CY 7.0x

6.0x

5.0x

4.0x

Dec-09 May-10 Nov-10 May-11 Nov-11 May-12 Nov-12 May-13

Note: EBITDA based on I/B/E/S consensus estimates.

Source: Factset, Wall Street estimates

Deutsche Bank 3 Corporate Banking & Securities

Precedent transaction comparables

Date Transaction TEV / LTM Announced Target Acquiror value Revenue EBITDA

09/18/12 Dole Food ITOCHU $1,685 0.7x 9.0x 07/09/12 Bolthouse Farms Campbell Soup 1,550 2.2x 10.2x 11/25/10 Del Monte Foods KKR / Centerview / Vestar 5,180 1.4x 8.2x 05/21/10 Michael Foods Goldman Sachs Capital Partners 1,700 1.1x 7.8x 11/19/09 Birds Eye Foods Pinnacle Foods Group 1,374 1.5x 8.2x 06/09/08 Caribana Fresh Del Monte 403 0.8x 8.1x 02/12/07 Pinnacle Foods Group Blackstone 2,197 1.5x 9.2x 10/14/05 Bolthouse Farms Madison Dearborn Partners 1,120 2.9x 9.3x 02/23/05 Fresh Express Chiquita 855 0.9x 9.4x 07/23/04 Riviana Foods Ebro Puleva 388 0.9x 8.9x 10/13/03 Michael Foods TH Lee Partners 1,055 1.0x 7.2x 01/27/03 Standard Fruit &Vegetable Fresh Del Monte 100 0.3x 5.9x 12/13/02 Goodman Fielder Burns Philp 1,258 0.8x 6.1x 09/22/02 Dole Food David H. Murdock 2,389 0.5x 6.1x 06/21/02 Agrilink Foods (Birds Eye Foods) Vestar Capital Partners 938 0.9x 7.2x 10/10/01 Procter & Gamble—Jif & Crisco businesses JM Smucker 1,000 1.6x 7.7x 08/10/01 Fresh Express Performance Food Group 290 0.6x 7.7x 04/05/01 Dean Foods Co Suiza Foods Corp 2,394 0.6x 7.0x

Mean 1.1x 7.9x Median 0.9x 7.9x

Deutsche Bank Source: SDC, Thomson, Company filings 4

Corporate Banking & Securities

Note: This slide contains the following typographical errors identified by Deutsche Bank Securities Inc.: (i) “Implied Dawn TEV / ‘13 P/E” should read “Implied Dawn ‘13 P/E” and (ii) “Implied Dawn TEV / ‘14 P/E” should read “Implied Dawn ‘14 P/E”.

Analysis at various prices

($ in millions, except per share data)

Share price Current

$10.43 $11.13 $12.00 $12.50 $13.00 $13.50

Implied consolidated equity value Metric

Premium to current $11.13 (6.3%) 0.0% 7.8% 12.3% 16.8% 21.3% Premium to $10.43 10.43 0.0% 6.7% 15.1% 19.8% 24.6% 29.4%

1-month VWAP 10.77 (3.1%) 3.4% 11.5% 16.1% 20.8% 25.4%

3-month VWAP 10.88 (4.1%) 2.3% 10.3% 14.9% 19.5% 24.1%

Diluted shares outstanding 89.96 90.07 90.24 90.34 90.48 90.61

Implied consolidated equity value $938 $1,002 $1,083 $1,129 $1,176 $1,223

Net debt 440 440 440 440 440 440

Total consolidated enterprise value $1,378 $1,442 $1,523 $1,569 $1,616 $1,663

Dawn multiples: Metric

Implied Dawn TEV / ‘13 EBITDA (Guidance) $150 9.2x 9.6x 10.2x 10.5x 10.8x 11.1x Implied Dawn TEV / ‘13 EBITDA (Street) 141 9.8x 10.2x 10.8x 11.1x 11.5x 11.8x Implied Dawn TEV / ‘14 EBITDA (Street) 168 8.2x 8.6x 9.1x 9.3x 9.6x 9.9x Implied Dawn TEV / ‘13 P/E (Street) 0.46 22.7x 24.2x 26.1x 27.2x 28.3x 29.3x Implied Dawn TEV / ‘14 P/E (Street) 0.65 16.0x 17.1x 18.5x 19.2x 20.0x 20.8x

Implied Dawn TEV / ‘13 EBITDA (Guidance) premium to: Metric

Dawn’s historical avg CY EBITDA(a) 6.7x 37.1% 43.5% 51.5% 56.1% 60.8% 65.5% Peer avg ‘13 TEV / EBITDA 7.1x 28.5% 34.5% 42.0% 46.3% 50.7% 55.1% Precedent deal average(b) 7.9x 16.3% 21.7% 28.5% 32.4% 36.4% 40.4% Dawn / ITOCHU EBITDA(b) 9.0x 2.1% 6.8% 12.8% 16.2% 19.7% 23.2%

Deutsche Bank (a) Historical average calculated from 10/23/2009 IPO to present. 5

Corporate Banking & Securities (b) Based on LTM multiple.

Source: Factset, Company filings